Exhibit 16.1



  September 10, 2003


  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Registrant's Form 8-K report dated September 5, 2003. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,



  PricewaterhouseCoopers LLP